Consent of Independent Registered Public Accounting Firm



We hereby consent to the references to us in this Registration Statement on Form N-1A of AllianceBernstein Global Health Care Fund, Inc., formerly
AllianceBernstein Health Care Fund, Inc., under the headings "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm."





PricewaterhouseCoopers LLP
New York, New York
February 22, 2005